Exhibit 99.2

Albireo Presents Odevixibat Commercialization Road to $1 Billion

– Company outlining large global rare cholestatic liver disease opportunity –

– Advancing plans for anticipated odevixibat U.S. and EU launch, with focus on market access –

– Expansion opportunity beyond PFIC and beyond odevixibat –

– Commercial management to host conference call and webcast today at 11:30 a.m. EST–

BOSTON — February 11, 2021 — Albireo Pharma, Inc. (Nasdaq: ALBO), a clinical-stage rare liver disease company developing novel bile acid modulators, is hosting a commercial deep dive today at 11:30 a.m. EST. The presentation will detail the Company’s corporate potential, market opportunity in rare pediatric and adult liver disease and the global commercialization and launch readiness plans for odevixibat in progressive familial intrahepatic cholestasis (PFIC), an ultra-rare pediatric cholestatic liver disease.

“We are delighted that both the EMA and FDA confirmed acceptance of our odevixibat filings in the U.S. and Europe with priority and accelerated reviews,” said Ron Cooper, President and Chief Executive Officer of Albireo. “Odevixibat’s demonstrated profile in the largest ever clinical program of PFIC, coupled with our strong commercial strategy and ongoing development programs, positions Albireo to seize the large global cholestatic liver disease market.”

Today’s presentation will describe efforts the Company is taking to advance its broad, wholly owned pipeline of rare pediatric and adult liver assets. Management will present commercial plans for lead candidate odevixibat, which has imminent regulatory milestones in the U.S. and EU. Odevixibat holds the promise to expand to multiple rare pediatric cholestatic indications to drive company growth. Albireo is in a strong financial position for commercialization, sufficient to fund odevixibat launches, advance clinical studies and support the Company into revenue generation.

Large Global Opportunity

Odevixibat is a potent, once-daily, non-systemic ileal bile acid transport inhibitor (IBATi) being developed to treat patients with rare pediatric cholestatic liver diseases, including PFIC, biliary atresia and Alagille syndrome (ALGS). Albireo conducted extensive research to understand the global market opportunity for PFIC, an ultra-rare pediatric liver disease for which there is no approved drug therapy today. Based on these efforts, the Company expects the global market opportunity in pediatric cholestatic liver diseases to be larger than anticipated. The top 25 global markets (excluding China and India) have approximately 100,000 patients living with rare cholestatic liver diseases. Albireo has initiated or completed three gold standard Phase 3 studies in PFIC, biliary atresia and Alagille syndrome and these studies should be sufficient for approval in multiple geographies around the world.

Patient Access

Albireo is advancing its global commercialization strategy and launch readiness for odevixibat in anticipation of a potential launch in H2 2021. The Company has commenced educational efforts with payors to educate them on the disease progression and burden of PFIC. As part of Albireo’s commitment to ensuring patients living with PFIC have access to odevixibat, the Company is building AlbireoAssistTM, a fully owned and operated patient support program. This proprietary program will be staffed internally at Albireo by dedicated care coordinators helping to deliver on Albireo’s commitment to patient access.

“Children and families are urgently waiting for odevixibat, which, if approved, will be potentially the first non-surgical treatment for PFIC,” said Pamela Stephenson, Chief Commercial Officer of Albireo. “We are building a commercial team that is dedicated to delivering seamless access to patients and HCPs and delivering good value for payors and HCPs.”

Until odevixibat is approved for commercial sale, the Company provides an Expanded Access Program (EAP) for eligible patients with PFIC in the U.S., Europe, Canada and Australia. Physicians and patients can learn more about Albireo’s odevixibat EAP at albireopharma.com/patients-families/expanded-access-policy.

Launch Ready

Albireo has all key leadership in place to support rapid launches in the U.S. and abroad. The Company recently appointed Kevin Springman as the President of the Americas and Steve Arnold as the President of International. These leaders are finalizing specialized U.S. and international teams to have in place to execute the launch of odevixibat. Springman was appointed as the President of Americas after a successful track record in sales, marketing and market access roles at Sobi and before that at AstraZeneca. Arnold has extensive experience building and leading international teams, most recently at Intercept, and prior to that UCB and Gilead.

As part of the ex-U.S. commercial strategy, Albireo entered into its first of multiple ex-U.S. commercial distributorships with Medison Pharma, Ltd. ("Medison”) for odevixibat in Israel. Medison is a leading international commercial partner for highly innovative therapies. Under the agreement, Medison will be responsible for approval and commercialization in Israel in close alignment and with oversight from Albireo.

Expansion Beyond PFIC

The Company has been building infrastructure needed to launch odevixibat in PFIC globally, which will serve as a framework for future indications in ALGS and biliary atresia with minimal added cost. Odevixibat is also currently being evaluated in a Phase 3, long-term extension study and two pivotal Phase 3 trials: the ongoing PEDFIC 2 Phase 3 open-label trial in patients with PFIC, the BOLD Phase 3 trial in patients with biliary atresia and the ASSERT Phase 3 trial in ALGS.

The Company is exploring multiple methods for modulating bile acids to significantly change the bile acid transporter approach in adult liver. In developing therapies for adult liver conditions, the Company will initially focus on primary sclerosing cholangitis (PSC) and primary bilateral cholangitis (PBC) with two promising new candidates with two different mechanisms of action.

“Albireo maintains a global, wholly owned, unencumbered pipeline of products addressing multiple indications and commercial opportunities in multiple rare liver indications,” added Cooper. “The enterprise infrastructure we are building for the PFIC launch will be sufficient to effectively serve multiple rare liver diseases in the coming years.”

The Company has sufficient capital resources to fund the planned launch and development programs. Cash runway into 2023 and plans to monetize a Priority Review Voucher, if received upon approval. 2020 unaudited cash burn was $101 million, cash at the end of 2020 $251 million, and planned operating cash burn in 2021 $120-$130 million. 2021 revenue from odevixibat is anticipated to be in the low single digit US $ millions.

Conference Call

As previously announced, Albireo will host a conference call and webcast today. Details and dial-in information are listed below. To ensure a timely connection to the webcast, it is recommended that participants register at least 15 minutes prior to the scheduled start time. An archived version of the webcast will be available for replay on the Events & Presentations section of the Media & Investors page of the Albireo website for 2 months following the event.

When: Today, February 11, 2021, from 11:30am-1:00pm EST

Dial-in: To access the live conference call by phone, dial 1-877-407-0792 (domestic) or 1-201-689-8263 (international). Provide access code: 13714756

Live webcast link: http://public.viavid.com/index.php?id=142919

Link is also accessible from the Media & Investors page of Albireo’s website http://ir.albireopharma.com/

About Odevixibat

Odevixibat is an investigational product candidate being developed to treat rare pediatric cholestatic liver diseases, including progressive familial intrahepatic cholestasis (PFIC), biliary atresia and Alagille syndrome. A potent, once-daily, non-systemic ileal bile acid transport inhibitor (IBATi), odevixibat acts locally in the small intestine. Odevixibat does not require refrigeration and can be taken as a capsule for older children, or opened and sprinkled onto food, which are factors of key importance for adherence in a pediatric patient population. The FDA has granted Priority Review and set a Prescription Drug User Fee Act (PDUFA) goal date of July 20, 2021. Odevixibat previously received Fast Track, Rare Pediatric Disease and Orphan Drug Designations in the U.S.

In Europe, the Company has submitted odevixibat for a Marketing Authorization Application (MAA) to the EMA seeking approval in PFIC. Odevixibat is the only IBATi granted accelerated assessment by the EMA. It has also been granted Orphan Designation, as well as access to the PRIority MEdicines (PRIME) scheme for the treatment of PFIC. The EMA’s Pediatric Committee has agreed to Albireo’s odevixibat Pediatric Investigation Plans for PFIC and biliary atresia. In addition to PFIC, odevixibat has Orphan Drug Designations for the treatment of ALGS, biliary atresia and PBC. With U.S. and EU regulatory filings in PFIC completed, the Company anticipates potential regulatory approvals, issuance of a rare pediatric disease priority review voucher and launch in the second half of 2021.

The MAA and NDA filings are supported by results from PEDFIC 1 and PEDFIC 2 Phase 3 studies. PEDFIC 1 was the first and largest, global, pivotal Phase 3 study conducted in PFIC, which evaluated the efficacy and tolerability of odevixibat in reducing pruritus and serum bile acids in a randomized, double-blind, placebo-controlled trial. In the PEDFIC 1 study, odevixibat met both primary endpoints and was well tolerated with very low incidence of diarrhea/frequent bowel movements (9.5% of odevixibat treated patients vs. 5.0% of placebo patients). PEDFIC 2 is a long-term, open-label Phase 3 extension study. Odevixibat is also currently being evaluated in the BOLD Phase 3 trial in patients with biliary atresia, and the global Phase 3 ASSERT trial for ALGS.

About PFIC

Progressive familial intrahepatic cholestasis (PFIC) is a rare disorder that causes progressive, life-threatening liver disease. Patients have impaired bile flow, or cholestasis, caused by genetic mutations. The resulting bile build-up in liver cells causes liver disease and symptoms. The most prominent and problematic ongoing manifestation of the disease is pruritus, or intense itching, which often results in a severely diminished quality of life. Other symptoms include jaundice, poor weight gain and slowed growth. In many cases, PFIC leads to cirrhosis and liver failure within the first 10 years of life, and nearly all people with PFIC require treatment before age 30. There are no drugs currently approved for PFIC, only surgical options that include partial external biliary diversion (PEBD) and liver transplantation. Additional information on PFIC is available at https://www.pficvoices.com.

About ALGS

Alagille syndrome (ALGS) is a rare, multisystem genetic disorder that can affect the liver, heart, skeleton, eyes, central nervous system, kidneys and facial features. Liver damage is caused by a paucity of bile ducts preventing bile flow from the liver to the small intestine. Approximately 95% of patients with ALGS present with chronic cholestasis, usually within the first three months of life, and up to 88% also present with severe, intractable pruritus. Currently, there are no approved drug treatments.

About Biliary Atresia

Biliary atresia is a rare pediatric liver disease with symptoms typically developing about two to eight weeks after birth. Damaged or absent bile ducts outside the liver result in bile and bile acids being trapped inside the liver, quickly resulting in cirrhosis and even liver failure. Children have clay-colored or no color in their stools and jaundice, among other things, and a few patients are pruritic. Biliary atresia is the most common pediatric cholestatic liver disease and is the leading cause of liver transplants among children as there are no approved drug treatments.

About Albireo

Albireo Pharma is a clinical-stage biopharmaceutical company focused on the development of novel bile acid modulators to treat rare pediatric and adult liver diseases. Albireo’s lead product candidate, odevixibat, is being developed to treat rare pediatric cholestatic liver diseases with Phase 3 pivotal trials in PFIC, Alagille syndrome and biliary atresia. The Company completed IND-enabling studies for new preclinical candidate A3907 and plans to advance development in adult liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. The Boston Business Journal named Albireo one of the 2020 Best Places to Work in Massachusetts for the second consecutive year. For more information on Albireo, please visit www.albireopharma.com.

About Medison:

Medison is one of the world’s largest commercial partners of leading global biotech companies. Medison is uniquely qualified to provide the complete spectrum of integrated services for biotech companies looking to enter or expand their presence in Israel, Canada, and Central Eastern Europe. Medison runs a corporate venture arm with a dedicated research and evaluation team boasting deep scientific and commercial backgrounds. Medison also operates a scouting program to cater its partners and is an active investor in life science projects around drug development and digital health. For more information, visit www.medison.co.il.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of odevixibat or any other Albireo product candidate or program; including expectations regarding the impact of the COVID-19 pandemic on our business and our ability to adapt our plans and activities as appropriate; the pivotal trial for odevixibat in biliary atresia (BOLD), and the pivotal trial for odevixibat in Alagille syndrome (ASSERT); the target indication(s) for development or approval, the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the long-term open-label extension study for odevixibat in PFIC, the pivotal trial for odevixibat in biliary atresia, the pivotal trial for odevixibat in Alagille syndrome; the potential approval and commercialization of odevixibat; the potential for odevixibat to become the first approved drug for PFIC patients; discussions with the FDA or EMA regarding our programs; the potential benefits or competitive position of odevixibat or any other Albireo product candidate or program or the commercial opportunity in any target indication; the potential effects of odevixibat of the treatment of PFIC patients and its potential to improve the current standard of care; the potential benefits of an orphan drug designation; the potential issuance of a rare pediatric disease priority review voucher; or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” or the negative of these terms or other similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: whether the NDA for odevixibat for the treatment of pruritus in patients with PFIC will be approved by the FDA and whether the MAA for odevixibat in PFIC will be approved by the EMA; whether the FDA or EMA will complete their respective reviews within the target timelines, including the FDA’s PDUFA goal date, as a potential result of the impact of the COVID-19 pandemic or otherwise; the risk that the NDA will not be approved despite the FDA’s acceptance of the NDA for review; whether the FDA will require additional information, whether we will be able to provide in a timely manner any additional information that the FDA requests, and whether such additional information will be satisfactory to the FDA; other potential negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of odevixibat to date, including findings in indications other than PFIC, will be predictive of results from other clinical trials of odevixibat; whether either or both of the FDA and EMA will determine that the primary endpoint for their respective evaluations and treatment duration of the double-blind Phase 3 trial in patients with PFIC are sufficient to support approval of odevixibat in the United States or the European Union, to treat PFIC, a symptom of PFIC, a specific PFIC subtype(s) or otherwise; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of odevixibat, including the pivotal program in biliary atresia or the pivotal program in Alagille syndrome, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or European Union; delays or other challenges in the recruitment of patients for, or the conduct of, company’s clinical trials; and Albireo’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement except as required by applicable law.

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Media Contact:

Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com

Lisa Rivero, 617-947-0899, lisa.rivero@syneoshealth.com

Investor Contact:

Hans Vitzthum, LifeSci Advisors, LLC., 617-430-7578